EXHIBIT 21

SUBSIDIARIES OF CONDUENT INCORPORATED

The following companies are subsidiaries of Conduent Incorporated as of December 31, 2025. Unless otherwise noted, a subsidiary is a company in which Conduent Incorporated or a subsidiary of Conduent Incorporated holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Conduent BPO Services, LLC	Delaware
Conduent Business Process Optimization Services, Inc.	Texas
Conduent Business Services, LLC	Delaware
Conduent Care and Quality Solutions, Inc.	Wisconsin
Conduent Commercial Solutions, LLC	Nevada
Conduent Credit Balance Solutions, LLC	Delaware
Conduent EDI Solutions, Inc.	Delaware
Conduent Education Services, LLC	Delaware
Conduent Export, LLC	Delaware
Conduent Federal Solutions, LLC	Delaware
Conduent Finance, Inc.	Delaware
Conduent Global, Inc.	Delaware
Conduent Health Administration, Inc.	Delaware
Conduent Healthcare Knowledge Solutions, Inc.	Florida
Conduent Healthy Communities Corporation	California
Conduent Heritage, LLC	Virginia
Conduent HR Services, LLC	Pennsylvania
Conduent Human Resource Services, LLC	Delaware
Conduent IA, LLC	Delaware
Conduent Image Solutions, Inc.	Louisiana
Conduent Learning Services, Inc.	Washington
Conduent Legal & Compliance Solutions, LLC	Texas
Conduent Lending, Inc.	Delaware
Conduent Middle East, Inc.	Delaware
Conduent Mortgage Services, Inc.	Delaware
Conduent Parking, LLC	Delaware
Conduent Patient Access Solutions, LLC	New Jersey
Conduent Payment Integrity Solutions, Inc.	Delaware
Conduent Public Health Solutions, Inc.	Delaware
Conduent Public Safety, LLC	Delaware
Conduent Securities Services, Inc.	Texas
Conduent Securities, LLC	Delaware
Conduent State & Local Solutions, Inc.	New York
Conduent State Healthcare, LLC	Delaware
Conduent TradeOne Marketing, Inc.	Delaware
Conduent Transport Solutions, Inc.	Georgia
Conduent Wireless Data Services North America, Inc.	Washington
ACS China Solutions Hong Kong Limited	Hong Kong
ACS Holdings (Germany) GmbH	Germany
ACS Solutions Peru, S.A.	Peru
Affiliated Computer Services Holdings (Luxembourg) S.A.R.L.	Luxembourg

EXHIBIT 21

Affiliated Computer Services International (Barbados) Limited	Barbados
Affiliated Computer Services International B.V.	Netherlands
Conduent (PTY) LTD	South Africa
Conduent Business Process Solutions (France) SAS	France
Conduent Business Process Solutions Limited	United Kingdom
Conduent Business Services (Australia) PTY, LTD.	Australia
Conduent Business Services Canada Inc./Services d'affaires Conduent Canada Inc.	Canada
Conduent Business Services de Guatemala, Sociedad Anonima	Guatemala
Conduent Business Services India LLP	India
Conduent Business Services Italy S.r.l.	Italy
Conduent Business Services Malaysia Sdn. Bhd	Malaysia
Conduent Business Services Philippines, Inc.	Philippines
Conduent Business Services Romania, S.r.l.	Romania
Conduent Business Services Switzerland GmbH	Switzerland
Conduent Business Services UK Limited	United Kingdom
Conduent Business Services, S.L. fka Affiliated Computer Services of Spain, S.L.	Spain
Conduent Business Solutions (France) SAS	France
Conduent Business Solutions AG	Switzerland
Conduent Business Solutions Italia, S.p.A.	Italy
Conduent Business Solutions of Puerto Rico, Inc.	Puerto Rico
Conduent Colombia, S.A.	Colombia
Conduent Consultoria e Serviços de Recursos Humanos Ltda.	Brazil
Conduent de Mexico, S.A. de C.V.	Mexico
Conduent do Brasil Servicos de Call Center Ltda.	Brazil
Conduent Germany Holding GmbH	Germany
Conduent Greece Single Member Limited Liability Company	Greece
Conduent Holdings (St. Lucia) Ltd	Saint Lucia
Conduent Jamaica Limited	Jamaica
Conduent Netherlands B.V.	Netherlands
Conduent Netherlands Holding B.V.	Netherlands
Conduent Poland Sp z.o.o.	Poland
Conduent Public Sector UK Limited	United Kingdom
Conduent Serviços de Terceirização de Processos de Negócios Ltda.	Brazil
Conduent Solutions (Jamaica) Limited	Jamaica
Conduent Solutions Mexico, S. de R.L. de C.V.	Mexico
Conduent Solutions Philippines, Inc.	Philippines
Conduent Technical Service GmbH	Germany
Conduent Transit Holdings B.V.	Netherlands
Conduent Turkey Müşteri Hizmetleri Limited Şirketi	Turkey
Conduent Victoria Ticketing System PTY LTD	Australia
Consilience Software Australasia Pty Ltd	Australia
Eagle Connect Sh.p.k.	Albania
Voice Star Sh.p.k.	Albania